UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2018 (July 26, 2018)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY 11042
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.      Submission of Matters to a Vote of Security Holders.

On July 26, 2018, Newtek Business Services Corp. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). Set forth below are the proposals considered at the Special Meeting, as described in detail in the Registrant’s definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission on June 13, 2018 (the “Special Meeting Proxy”). At the Special Meeting, the Registrant’s shareholders approved Proposals 1, 2 and 4, and did not approve Proposal 3, each as described in the Special Meeting Proxy. A total of 18,742,425 of the Company’s outstanding shares of Common Stock were entitled to vote at the Special Meeting. The tabulation of the voting at the Special Meeting were:

Proposal 1: The Company’s shareholders approved a proposal to authorize flexibility for the Company, with approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain conditions as set forth herein (including that the cumulative number of shares sold does not exceed 20% of its then outstanding common stock immediately prior to each such sale):

ALL VOTES:

Votes For	Votes Against	Abstentions
8,727,674	1,106,571	186,011

VOTES BY NON-AFFILIATED PERSONS:

Votes For	Votes Against	Abstentions
7,501,849	1,106,571	186,011

Proposal 2: The Company’s shareholders approved a proposal to reduce the Company’s required minimum asset coverage ratio from 200% to 150%, which, if approved, will have the effect of expediting the Board’s prior action permitting the Company to be subject to 150% Asset Coverage:

Votes For	Votes Against	Abstentions
9,329,299	539,972	150,985

Proposal 3: The Company’s shareholders did not approve a proposal to approve an amendment to the Company’s Articles of Amendment and Restatement to allow the Company’s shareholders to amend the Company’s bylaws:

Votes For	Votes Against	Abstentions
8,337,150	1,521,370	161,736

Proposal 4: The Company’s shareholders approved a proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies:

Votes For	Votes Against	Abstentions
9,364,895	507,574	79,425

Because there were no routine proposals presented at the meeting, there were no broker non-votes with respect to any of the proposals.

Item 8.01. Other Events.

On April 27, 2018, the Company announced that its board of directors, including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940 (the “1940 Act”)) of the Board, approved application to the Company of the asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as modified by the Small Business Credit Availability Act. As a result, the Company’s asset coverage requirements for senior securities were to change from 200% to 150%, effective April 27, 2019. However, as a result of the shareholder approval of Proposal 2 at the Special Meeting, effective July 27, 2018, the asset coverage ratio under the 1940 Act applicable to the Company will be decreased from 200% to 150%, permitting the Company to incur additional leverage.

On July 30, 2018, the Company issued a press release announcing that shareholders of the Company had approved the application of the reduced asset coverage requirements, as set forth above.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 30, 2018, entitled “Newtek Business Services Corp. Announces Shareholder Approval to Reduce its Asset Coverage Requirement to 150%.”

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: July 30, 2018	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer and President